March 28, 2024
Capital Bancorp, Inc. Announces Acquisition of Integrated Financial Holdings, Inc.
Further Diversifies CBNK with a Niche C&I Business that is Capital Efficient, High-Return and Generates Meaningful Fee Income
Rockville, MD -- Capital Bancorp, Inc. ("CBNK” or “Capital") (NASDAQ: CBNK) and Integrated Financial Holdings, Inc. (“IFH”) (OTCQX: IFHI) today announced that they have entered into a definitive merger agreement under which CBNK will acquire IFH in a cash and stock transaction valued at $66 million, exclusive of the value of a dividend to be received by IFH shareholders at or immediately prior to closing.
Under the terms of the merger agreement, IFH shareholders will, subject to certain adjustments, receive $5.36 in cash and 1.115 shares of CBNK common stock for each share of IFH common stock. Based on the closing price of Capital common stock of $20.00 on March 26, 2024, the implied per share purchase price, inclusive of the cash consideration, is $27.66. At or immediately prior to the closing, IFH is expected to distribute its minority equity interest in Dogwood State Bank to IFH shareholders in the form of a dividend equal to approximately 0.469 shares of Dogwood State Bank for each share of IFH common stock, a value of $7.69/share or approximately $18 million based on the closing price of Dogwood State Bank on March 26, 2024. At closing, Capital shareholders will own approximately 84% and IFH shareholders will own approximately 16% of the combined company.
This transaction adds another high-return vertical to Capital’s business model, further complementing its existing set of commercial and consumer businesses and contributing to a highly diversified and differentiated earnings mix across various local, regional and national businesses.
Creating a Nationwide Leader in Government Guaranteed Lending and Servicing
The transaction will create a best-in-class nationwide lender in government guaranteed lending across both U.S. Department of Agriculture (“USDA”) and U.S. Small Business Administration (“SBA”) government guaranteed lending. Including Windsor Advantage’s industry leading government guaranteed servicing platform, Capital is well positioned to capitalize on this growing niche.
“Capital has a track record of creating value by investing in teams and lines of businesses that generate strong returns for shareholders. This acquisition represents a continuation of our strategy to build a highly diversified business that generates best-in-class returns for our shareholders and allows us to better serve our customers” said Ed Barry, Chief Executive Officer of Capital Bank. “IFH’s expertise originating and servicing USDA and SBA loans fits well with our strategic objectives and will allow us to serve a market with substantial need and growth potential.”
“We are excited for this partnership with Capital and for the benefits that it brings to both banks. With a larger balance sheet and our combined lending and deposit-gathering capabilities we believe that we can secure and grow our position as a leader in nationwide government guaranteed lending,” said Marc McConnell, Chairman, President and CEO of IFH.

Financial and Strategic Benefits of the Merger
1)Meaningfully grows commercial loan book: ~38% of the pro forma loan book will consist of C&I and owner-occupied CRE
2)Balanced pro forma business mix: ~70% contribution from commercial and ~30% contribution from consumer on a net income basis based on illustrative adjusted full year 2023 earnings
3)Financially compelling: expected to produce 17% EPS accretion in 2025 with manageable tangible book value dilution of ~5% earned back in approximately ~1.8 years
4)Significant accretion to returns profile: expected to be ~260bps accretive to CBNK’s already high return on tangible common equity in 2025
5)Increases Fee Income: Pro forma fee income contribution will exceed ~20% of total revenue
6)Robust pro forma capital ratios: Modest capital ratio dilution; Strong pro forma capital generation; Pro forma tangible common equity / tangible assets ratio of 11.0%
Leadership
Upon closing of the transaction, Marc McConnell, Chairman, President and CEO of IFH, will join the board of directors of Capital Bancorp, Inc. and Capital Bank. A. Riddick Skinner, EVP of Government Lending at IFH will join Capital Bank as Head of Government Guaranteed Lending Program. Melissa Marsal, EVP and Chief Operating Officer of IFH, will join Capital Bank in a leadership role. Mike Breckheimer, EVP and Chief Strategy Officer at IFH, will join Capital Bank as Head of Windsor Advantage.
Approvals
The transaction with IFH has been unanimously approved by both IFH’s and CBNK’s boards of directors and is expected to be completed in the second half of 2024, subject to approval of Capital’s and IFH’s shareholders, regulatory approvals and the satisfaction of other customary closing conditions.
Advisors
Stephens Inc. served as financial advisor and Squire Patton Boggs (US) LLP served as legal advisor to CBNK. Raymond James & Associates, Inc. served as financial advisor and Wyrick Robbins Yates & Ponton LLP served as legal advisor to IFH.
About Integrated Financial Holdings, Inc.
Integrated Financial Holdings, Inc. is a financial holding company based in Raleigh, North Carolina. Integrated Financial Holdings had assets of approximately $548 million at December 31, 2023. The company is the holding company for West Town Bank & Trust, an Illinois state-chartered bank. West Town Bank & Trust provides banking services through its full-service office located in the greater Chicago area. IFH is also the parent company of Windsor Advantage, LLC, a loan service provider that offers community banks and credit unions with a comprehensive outsourced U.S. Small Business Administration 7(a) and U.S. Department of Agriculture lending platform. IFH is registered with and supervised by the Federal Reserve. West Town Bank & Trust’s primary regulators are the Illinois Department of Financial and Professional Regulation and the FDIC.

About Capital Bancorp, Inc.
Capital Bancorp, Inc., Rockville, Maryland is a registered bank holding company incorporated under the laws of Maryland. Capital’s wholly-owned subsidiary, Capital Bank, N.A., is the fourth largest bank headquartered in Maryland at December 31, 2023. Capital Bancorp has been providing financial services since 1999 and now operates bank branches in four locations in the greater Washington, D.C. and Baltimore, Maryland markets. Capital Bancorp had assets of approximately $2.2 billion at December 31, 2023 and its common stock is traded in the NASDAQ Global Market under the symbol “CBNK.” More information can be found at Capital’s website www.CapitalBankMD.com under its investor relations page.

Forward-Looking Statements
This release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to Capital’s and IFH’s beliefs, goals, intentions, and expectations regarding the proposed transaction and anticipated financial results; our estimates of future costs and benefits of the actions we may take; our ability to achieve our financial and other strategic goals; the expected timing of completion of the proposed transaction; the expected costs of the transaction; the expected cost savings, synergies and other anticipated benefits from the proposed transaction; and other statements that are not historical facts.
Forward‐looking statements are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “should,” “will,” and other similar words and expressions, and are subject to numerous assumptions, risks, and uncertainties, which change over time. These forward-looking statements include, without limitation, those relating to the terms, timing and closing of the proposed transaction.
Additionally, forward‐looking statements speak only as of the date they are made; Capital and IFH do not assume any duty, and do not undertake, to update such forward‐looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise, except as required by law. Furthermore, because forward‐looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those indicated in such forward-looking statements as a result of a variety of factors, many of which are beyond the control of Capital and IFH. Such statements are based upon the current beliefs and expectations of the management of Capital and IFH and are subject to significant risks and uncertainties outside of the control of the parties. Caution should be exercised against placing undue reliance on forward-looking statements. The factors that could cause actual results to differ materially include, but are not limited to, the following: the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the definitive Merger Agreement between Capital and IFH; the outcome of any legal proceedings that may be instituted against Capital or IFH; the possibility that the proposed transaction will not close when expected or at all because required regulatory, shareholder or other approvals are not received or other conditions to the closing are not satisfied on a timely basis or at all, or are obtained subject to conditions that are not anticipated (and the risk that required regulatory approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the proposed transaction); the ability of Capital and IFH to meet expectations regarding the timing, completion and accounting and tax treatments of the proposed transaction; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the common stock of Capital; the possibility that the anticipated benefits of the proposed transaction will not be realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where Capital and IFH do business; certain restrictions during the pendency of the proposed transaction that may impact the parties’ ability to pursue certain business opportunities or strategic transactions; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in the Merger within the expected timeframes or at all and to successfully integrate IFH’s operations and those of Capital; such integration may be more difficult, time consuming or costly than expected; revenues following the proposed transaction may be lower than expected; IFH’s and Capital’s success in executing their respective business plans and strategies and managing the risks involved in the foregoing; the dilution caused by Capital’s issuance of additional shares of its capital stock in connection with the proposed transaction; effects of the announcement, pendency or completion of the proposed transaction on the ability of IFH and Capital to retain customers and retain and hire key personnel and maintain relationships with their suppliers, and on their operating results and businesses generally; risks related to the potential impact of general economic, political and market factors on the companies or the proposed transaction and other factors that may affect future results of IFH and Capital; the effects of inflation on IFH, Capital and the proposed transaction; the impact of changing interest rates on IFH and Capital; and the other factors discussed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Capital’s Annual Report on Form 10‐K for the year ended December 31, 2023 and in other reports Capital files with the SEC.

Additional Information and Where to Find It
In connection with the proposed transaction, Capital will file a registration statement on Form S-4 with the SEC. The registration statement will include a joint proxy statement of Capital and IFH, which also constitutes a prospectus of Capital, that will be sent to Capital’s and IFH’s shareholders seeking certain approvals related to the proposed transaction.
The information contained herein does not constitute an offer to sell or a solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  INVESTORS AND SECURITY HOLDERS OF CAPITAL AND IFH AND THEIR RESPECTIVE AFFILIATES ARE URGED TO READ, WHEN AVAILABLE, THE REGISTRATION STATEMENT ON FORM S-4, THE JOINT PROXY STATEMENT/PROSPECTUS TO BE INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT IFH, CAPITAL AND THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain a free copy of the registration statement, including the joint proxy statement/prospectus, as well as other relevant documents filed by Capital with the SEC containing information about IFH and Capital, without charge, at the SEC’s website (http://www.sec.gov).  In addition, copies of documents filed with the SEC by Capital will be made available free of charge in the “Investor Relations” section of Capital’s website, https://www.capitalbankmd.com, under the heading “SEC Filings;” and investors may obtain free copies of the joint proxy statement/prospectus (when available) by contacting Integrated Financial Holdings, Inc., Attn: Steven E. Crouse, 8450 Falls of Neuse Road, Suite 202, Raleigh, NC 27615, telephone: (919) 861-8018.

Participants in Solicitation
IFH, Capital, and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction under the rules of the SEC. Information regarding Capital’s directors and executive officers is available in its definitive proxy statement, which was filed with the SEC on April 4, 2023, and certain other documents filed by Capital with the SEC. Other information regarding the participants in the solicitation of proxies in respect of the proposed transaction and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC. Free copies of these documents, when available, may be obtained as described in the preceding paragraph.